UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2015

Textmunication Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 23, 2015, Textmunication Holdings Inc. (the “Company”) completed the requirements of a note repayment agreement (the “Agreement”) that retired in full a $64,000 convertible promissory note (the “Note”) issued on February 27, 2015. The Note bore interest at a rate of 8% per annum and was convertible into shares of the Company’s common stock at a price that was a 55% discount to a defined market price. The Note required a 50% premium to its face value to retire with a cash payment. Under the terms of the Agreement, the Company paid the Note holder an aggregate amount of $91,144.60 by remitting cash payments of $76,144.60 and issuing 1,685,393 shares of its common stock, valued at $15,000.

The Note holder is paid in full and can no longer convert the Note into shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings, Inc

Date: September 29, 2015	By:	/s/ Wais Asefi
	Name:	Wais Asefi
	Title:	Chief Executive Officer

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